UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2025

CeriBell, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42364	47-1785452
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 N. Pastoria Avenue
Sunnyvale, California		94085
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 436-0826

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	CBLL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 17, 2025, the Board of Directors (the “Board”) of Ceribell, Inc. (the “Company”) elected Erica Rogers to serve as a director of the Company until the Company’s next annual meeting of stockholders and until her successor is duly elected and qualified, or until her earlier resignation or removal. Ms. Rogers has also been appointed to the Compensation Committee of the Board.

In connection with her service as a non-employee director on the Board and the Compensation Committee, Ms. Rogers will receive annual cash compensation and restricted stock units in accordance with the Company’s Non-Employee Director Compensation Program. The Company will enter into an indemnification agreement with Ms. Rogers on substantially the same terms as its standard form of indemnification agreement entered into with its other directors.

There is no arrangement or understanding between Ms. Rogers and any other person pursuant to which Ms. Rogers was elected as a director. In addition, Ms. Rogers is not a party to any transactions or series of transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing the election of the new director is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
Exhibit No.	Description
99.1	Press Release dated September 22, 2025.
104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIBELL, INC.

Date:	September 22, 2025	By:	/s/ Scott Blumberg
Scott Blumberg Chief Financial Officer